UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2005

Asyst Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

48761 Kato Road, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     See Item 5.02 for a description of our standard director compensation for a newly appointed director, which description is incorporated in this item 1.01 by this reference.

     On January 10, 2005, Asyst Technologies, Inc. entered into Change in Control Agreements with each of Robert J. Nikl, Senior Vice President, Finance, and Chief Financial Officer, and Anthony Bonora, Executive Vice President of Research and Development and Chief Technical Officer. Under each agreement, the officer will be entitled to certain compensation and benefits in the event his employment is terminated, without cause or under certain circumstances identified in the agreement, within the two-year period following a change in control of our company. The compensation and benefits under the agreement include the officer’s base salary, payment in lieu of unused vacation, annual or discretionary bonus earned but not yet paid, deferred compensation, other compensation and benefits accrued or earned through the date of termination of his employment and unreimbursed business expenses. In addition, the officer is also entitled to receive, subject to the terms of the agreement: (a) compensation equal to two times the sum of (x) his annual base salary and (y) the average of his annual bonuses paid for the three years prior to such termination; (b) continuing coverage for two years under life, disability, accident and health benefit programs covering senior executives; and (c) immediate accelerated vesting of any unvested stock options, with up to 12 months following termination of his employment to exercise stock options vested as of the date of termination of his employment. The agreement remains in effect for two years from November 2004 (provided a change in control has not occurred within that two-year period).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     (a) Asyst received on January 10, 2005, a letter dated that date from the Nasdaq Listing Qualifications Department stating that a Nasdaq Listing Qualifications Panel has approved Asyst’s request for continued listing on the Nasdaq National Market and that the fifth character, “E,” would be removed from Asyst’s trading symbol effective with the opening of trading on Wednesday, January 12, 2005. Asyst issued a press release to this effect on January 11, 2005.

     As previously reported, Asyst was not in compliance with Nasdaq’s listing standards as a result of a delay in filing its Form 10-Q for the quarter ended Sept. 25, 2004. The Form 10-Q was subsequently filed on Dec. 30, 2004. While the Listing Qualifications Panel determined that the company now appears to satisfy Nasdaq’s filing requirement, the panel will continue to monitor the company to ensure its compliance with the filing requirement over the long term. The panel also determined to condition the company’s continued listing upon the company timely filing all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before January 31, 2006. If the company fails to make any periodic report filing in accordance with this condition, the panel decision stated that a Nasdaq panel will promptly conduct a hearing with respect to such failure, and the company’s securities may be immediately delisted from The Nasdaq Stock Market.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) P. Jackson Bell, a member of the Board of Directors of Asyst and the Audit Committee of the Board of Directors, informed Asyst on January 9, 2005, that he tendered his resignation as a member of the Board of Directors effective January 10, 2005. Mr. Bell stated that he was leaving the Board of Directors for personal reasons unrelated to his service on the Board.

     (d) On January 10, 2005, Asyst’s Board of Directors appointed William Simon as a director to fill the vacancy created by Mr. Bell’s resignation, to serve until the next annual meeting of shareholders or until a successor is elected. The Board also appointed Mr. Simon as a member and Chair of the Audit Committee of the Board of Directors.

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     In connection with his appointment and in accordance with current standard compensation policies for Asyst directors, the Board of Directors approved the following compensation for Mr. Simon’s service as a director and member of the Audit Committee:

•	Annualized cash compensation of $35,000 for service as a director, $5,000 for service as a member of the Audit Committee, and $10,000 for service as the audit committee financial expert (plus $2,000 for each Board meeting attended in person and $1,000 if attended telephonically, and $1,000 for each Board committee meeting attended in person and $500 if attended telephonically), all of which will be pro-rated to reflect service commencing as of the fourth quarter of our 2005 fiscal year.

•	A sign-on award of 26,315 shares of restricted stock. The shares vest over 36 months from the date of grant and cannot be sold until after the award recipient has ceased to be a member of our Board.

•	An award of 1,750 restricted stock units representing shares of our common stock to reflect service commencing as of the fourth quarter of our 2005 fiscal year. The shares vest over 36 months from the date of grant and cannot be sold during the three-year period.

Item 7.01. Regulation FD Disclosure.

     Asyst announced the determination of the Nasdaq Listing Qualifications Panel to approve Asyst’s request for continued listing on the Nasdaq National Market and removal of the fifth character, “E,” from Asyst’s trading symbol (effective with the opening of trading on Wednesday, January 12, 2005) in a press release dated January 11, 2005, a copy of which is furnished with this report as Exhibit 99.1.

     Asyst announced the resignation of Mr. Bell and appointment of Mr. Simon as directors in a press release dated January 12, 2005, a copy of which is furnished with this report as Exhibit 99.2.

     The information in Item 7.01 of this Current Report, including the exhibits furnished under this item, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

99.1 Press release titled “Nasdaq to Remove “E” from Asyst Ticker Symbol Effective
January 12”

99.2 Press release titled “William Simon to join Asyst Board of Directors”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: January 12, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release titled “Nasdaq to Remove “E” from Asyst Ticker Symbol Effective January 12”

99.2	Press release titled “William Simon to join Asyst Board of Directors”

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